UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 22, 2007

Loral Space & Communications Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14180	87-0748324
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

600 Third Avenue, New York, New York		10016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(212) 697-1105

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On May 22, 2007, at the annual meeting of stockholders of Loral Space & Communications Inc. (the "Company"), our stockholders approved the Company’s Amended and Restated 2005 Stock Incentive Plan (the "Plan"). The material terms of the Plan are summarized below. This summary is qualified in its entirety by the terms of the Plan, which is attached hereto as Exhibit 10.1.

The purpose of the Plan is to assist us in attracting, retaining, motivating and rewarding individuals who provide services to the Company and to promote the creation of long-term value for stockholders by closely aligning the interests of these individuals with those of our stockholders. The Plan allows for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, bonus stock and other stock-based awards. Individuals eligible to participate in the Plan include our principal executive officer, principal financial officer and other executive officers, as well as other employees, directors and consultants. The Plan is administered by our Compensation Committee. The Plan (but not outstanding awards) will terminate on November 20, 2015, after which no further awards may be granted under the Plan.

A total of 2,972,452 shares of our common stock are available for issuance under the Plan. To the extent that awards expire or are cancelled, forfeited, settled in cash or otherwise terminated or concluded without delivery of the full number of shares subject to the awards, the undelivered shares will again be available for issuance pursuant to other awards. Shares withheld in payment of exercise prices or for the payment of taxes for awards will also be available for issuance pursuant to other awards. Shares issued under the Plan may include previously issued shares reacquired by us as well as newly issued shares.

Recipients of awards under the Plan are selected by our Compensation Committee. Our Compensation Committee determines the terms of each award, including the exercise price for options and the dates on which awards will become vested and exercisable. The maximum number of shares for which options or stock appreciation rights may be granted under the Plan to any single individual in any one year is 1,000,000 (subject to adjustments for capital changes).

Options granted under the Plan will be non-qualified stock options, which are not qualified under section 422 of the Internal Revenue Code. While we generally grant options with exercise prices equal to the fair market value of our common stock on the date of grant, the exercise price for options may be less than fair market value but not less than our common stock’s par value on the date of grant. Our Compensation Committee sets the vesting schedule for each option on the date of grant. Except as provided in the option agreements covering the initial option grants made upon our emergence from Chapter 11 or as may otherwise be provided by the Compensation Committee in other option agreements, if an option holder who is employed by the Company is terminated, (i) all vesting of their options will cease and any unvested options will expire and (ii) vested options will remain exercisable for three months following termination of employment if such termination is for any reason other than cause, death, or disability, and for twelve months if such termination is by reason of the holder’s death or disability. If such termination is for cause, the holder’s vested options will expire as well, unless our Compensation Committee determines otherwise. In all cases, no options may be exercised after the expiration of ten years following the date of grant.

The purchase price upon the exercise of options may be paid in cash or by certified bank check or cashier’s check, or, at the discretion of the Compensation Committee, by tendering stock held by the optionee, by cashless exercise through a broker, by having the Company withhold that number of shares subject to exercise having a value equal to the exercise price of the shares subject to exercise or by any other means approved by the Compensation Committee. Options granted under the Plan are evidenced by a written option agreement between the optionee and the Company, the terms of which are determined by the Compensation Committee.

The material terms of stock appreciation rights are set by the Compensation Committee on the date of grant. As with options, all stock appreciation rights will expire no later than ten years following the date of grant. The provisions pertaining to the vesting and expiration of stock appreciation rights following termination of employment are similar to those for options.

The terms and conditions, including vesting conditions, of restricted stock are determined by the Compensation Committee and evidenced by a restricted stock agreement. Recipients of restricted stock will generally have the rights and privileges as other stockholders, including the right to vote such shares. Shares of restricted stock are generally non-transferable and subject to forfeiture upon termination of employment until they vest. The Compensation Committee will determine whether dividends will accrue or be currently paid on shares of restricted stock and whether any accrued dividends will be subject to forfeiture along with such shares. Unless otherwise determined by the Compensation Committee, in the event that a restricted stockholder’s employment with the Company is terminated for any reason, all vesting of restricted stock will cease and all unvested shares will expire.

The material terms of restricted stock units are set by the Compensation Committee on the date of grant. Each restricted stock unit represents the right to receive the value of one share of our common stock. No shares of common stock are issued on the date of grant of a restricted stock unit award and recipients do not acquire the rights or privileges of stockholders. Restricted stock units may be settled in cash or shares of common stock. The Compensation Committee may determine to grant certain dividend equivalent rights along with restricted stock units. The provisions pertaining to the vesting and expiration of restricted stock units are similar to those for restricted stock. With respect to grants of restricted stock units under the Plan, in the event that a unit holder’s employment with the Company is terminated for any reason, all unvested restricted stock units will be forfeited, and vested units shall be settled as soon as practicable following the date of such termination; if such unit holder’s termination was for cause, all restricted stock units will be forfeited (whether or not then vested).

The Compensation Committee may grant other stock-based awards, including bonus stock without restrictions, as it may determine from time to time are consistent with the purposes of the Plan.

In the event of a Change in Control (as defined in the Plan) of the Company, all outstanding awards will become immediately vested and exercisable, any restrictions on such awards will lapse and all such awards will become immediately payable or subject to settlement. In the event of a Change in Control, the Compensation Committee may cancel any or all outstanding awards in exchange for a cash payment to each award holder having a value equal to the value of each such award at the time of such Change in Control (or without any payment in the event that an outstanding award has no value at the time of such Change in Control).

Following a sale of all or substantially all of the common stock or assets of Loral Skynet Corporation (a "Skynet Sale Event") or Space Systems/Loral, Inc. (an "SS/L Sale Event"), all outstanding awards held by employees or service providers of Loral Skynet or SS/L, as applicable, will become immediately vested and exercisable, any restrictions on such awards will lapse and all such awards will become immediately payable or subject to settlement. In addition, options held by employees or service providers of Loral Skynet or SS/L, as applicable, will remain exercisable following the sale for the shorter of (i) one year following the sale or (ii) the remaining term of the stock option as set forth in the applicable award agreement. For employees of Loral assigned to Loral’s corporate headquarters, if the Skynet Sale Event or SS/L Sale Event occurs on or prior to November 21, 2007, one-third (1/3) of all outstanding unvested awards held by employees of Loral assigned to Loral’s corporate headquarters will become immediately vested and exercisable, any restrictions on such awards will lapse and all such awards will become immediately payable or subject to settlement.

The Board may amend the Plan at any time, provided that no amendment may increase the maximum number of shares that may be issued pursuant to awards under the Plan (except as contemplated by the antidilution adjustment provisions under the Plan) without further stockholder approval. The Board’s power to amend the Plan without stockholder approval is also limited to the extent that any such amendment would otherwise violate the stockholder approval requirements of the national securities exchange on which our common stock is listed. No such plan amendment may impair the rights under any award unless the award holder consents to such amendment in writing. The Committee may amend the terms of outstanding awards at any time, provided that no such amendment may impair the rights of award holders unless they consent in writing.

Item 8.01 Other Events.

On May 22, 2007, the Company granted a total of 16,000 shares of restricted stock to its non-executive directors as part of their compensation for services rendered in 2006. 5,000 shares were granted to Dr. Mark H. Rachesky, 2,000 shares were granted to each of Hal Goldstein, Sai S. Devabhaktuni, John D. Harkey, Jr., Arthur L. Simon and John P. Stenbit and 1,000 shares were granted to Dean A. Olmstead. These shares vest 50% upon grant and 50% on the first anniversary of the date of grant. The form of restricted stock agreement for these grants is attached hereto as Exhibit 10.2.

Also, on May 22, 2007, the Company granted a total of 15,000 shares of restricted stock to its non-executive directors as part of their compensation for services rendered in 2007. 5,000 shares were granted to Dr. Mark H. Rachesky, and 2,000 shares were granted to each of Hal Goldstein, Sai S. Devabhaktuni, John D. Harkey, Jr., Arthur L. Simon and John P. Stenbit. These shares vest 50% on the first anniversary of the date of grant and 50% on the second anniversary of the date of grant. The form of restricted stock agreement for these grants is attached hereto as Exhibit 10.3.

In addition, on May 22, 2007, the Company adopted a form of restricted stock agreement for grants to employees, attached hereto as Exhibit 10.4, and granted 175,700 shares of restricted stock to 129 non-executive employees of the Company.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1 Amended and Restated 2005 Stock Incentive Plan (Management compensation plan)

Exhibit 10.2 Form of Director 2006 Restricted Stock Agreement (Management compensation plan)

Exhibit 10.3 Form of Director 2007 Restricted Stock Agreement (Management compensation plan)

Exhibit 10.4 Form of Employee Restricted Stock Agreement (Management compensation plan)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Loral Space & Communications Inc.

May 29, 2007	By:	Avi Katz

Name: Avi Katz
Title: Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	Amended and Restated 2005 Stock Incentive Plan (Management compensation plan)
10.2	Form of Director 2006 Restricted Stock Agreement (Management compensation plan)
10.3	Form of Director 2007 Restricted Stock Agreement (Management compensation plan)
10.4	Form of Employee Restricted Stock Agreement (Management compensation plan)